A-5

National Grid (US) Holdings Limited
Profit and loss account
for the year ended March 31, 2001

	GBPm	$m
-----------------------------------------------------------------------------------

Operating costs	(9.2)	(13.1)
	-----	------

Operating loss - continuing operations	(9.2)	(13.1)

Net interest	(24.7)	(35.0)
	------	------
Loss on ordinary activities before taxation	(33.9)	(48.1)

Taxation	9.6 	13.6
	-----	-----
Loss on ordinary activities after taxation
retained for the year	(24.3)	(34.5)
	=======	=======



Reconciliation of net loss to US GAAP


Loss on ordinary activities after taxation under UK GAAP	(24.3)	(34.5)

Adjustments to conform with US GAAP
  Equity in income of companies	(66.0)	(93.7)
	------	------

Net loss under US GAAP	(90.3)	(128.2)
	=======	=======



The profit and loss account is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.







National Grid (US) Holdings Limited
Balance sheet
at March 31, 2001


 	GBPm	$m
----------------------------------------------------------------------------------

Fixed assets
Investments	0.2	0.3
	----	----
	0.2	0.3

Current assets
Debtors (amounts falling due within one year)	3,017.0	4,284.1
Investment 	21.5	30.5
	-------	-------
	3,038.5	4,314.6

Creditors (amounts falling due within one year)
Other creditors	(3,062.0)	(4,348.0)

	------	------
Net current liabilities	(23.5)	(33.4)
	------	------
Net liabilities	(23.3)	(33.1)
	=======	=======


Capital and reserves
Called up share capital 	0.1	0.1
Share premium account	0.2	0.3
Profit and loss account	(23.6)	(33.5)
	------	------
Equity shareholders' funds 	(23.3)	(33.1)
	=======	=======


Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP	(23.3)	(33.1)

Adjustments to conform with US GAAP
  Investments in subsidiaries, at equity	24.6	35.0
	-------	-------
Equity shareholders' funds under US GAAP 	1.3	1.9
	========	========


The balance sheet is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.





National Grid (US) Holdings Limited
Cash flow statement
for the year ended March 31, 2001

	GBPm	$m
---------------------------------------------------------------------------------

Returns on investments and servicing of finance
Interest received	207.1 	294.1
Interest paid	(231.9)	(329.3)
	-------	-------
Net cash outflow for returns on investments
and servicing of finance	(24.8)	(35.2)

Taxation
Corporate tax received	9.5 	13.5

Financing
Movement in inter-business balances	15.3 	21.7
	-------	-------
Movement in cash and overdrafts	- 	-

	=======	=======
Summary cash flow statement under US GAAP

Net cash used in operating activities	(15.3)	(21.7)
Net cash provided by financing activities	15.3 	21.7
	-----	------
Movement in cash and cash equivalents	- 	-
Cash and cash equivalents at beginning of year	- 	-
	-----	------
Cash and cash equivalents at end of year	- 	-
	=====	======

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31,
2001 of $1.42 = GBP 1.






National Grid (US) Holdings Limited
Profit and loss reserve
for the year ended March 31, 2001


	GBPm	$m
----------------------------------------------------------------------------------

At April 1, 2000	0.7 	1.0

Retained loss for the year	(24.3)	(34.5)
	------	------
At March 31, 2001	(23.6)	(33.5)
	=======	=======


Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2001	(23.6)	(33.5)

Adjustments to conform with US GAAP
  Equity in income of companies	(0.1)	(0.2)
	------	------

Retained loss under US GAAP at March 31, 2001	(23.7)*	(33.7)*
	=======	========



*  Includes cumulative other comprehensive income of GBP 67.9m ($96.4m)


The profit and loss reserve is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.
